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                                                                Exhibit 1(d)
                            ESC STRATEGIC FUNDS, INC.

                              ARTICLES OF AMENDMENT


                  ESC Strategic Funds, Inc., a Maryland corporation having its principal office in Maryland, in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the Corporation is hereby amended, in order to change the name of one series of the Corporation's authorized common shares, by striking out Article 5.4 of the Articles of Incorporation and inserting in lieu thereof the following:

         5.4 Power to Classify. The Board of Directors of the Corporation may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of stock, or shares of any existing class or series of stock. Except as otherwise provided herein, all references herein to capital stock shall apply without discrimination to the shares of each class or series of stock. Pursuant to such power, the Board of Directors has initially designated 650,000,000 shares of its capital stock into seven series of shares of capital stock of the Corporation, each such series (except ESC Strategic Asset Preservation Fund) to have two classes of shares to be designated Class A and Class D. The names of each series and the number of shares allocated to each, and to each class therein, are as follows:


                                                    Number of Shares Initially
         Name of Series                                      Allocated
         --------------                             ---------------------------
                                                     Class A          Class D
                                                    ----------       ----------
         ESC Strategic Appreciation Fund            50,000,000       50,000,000
         ESC Strategic Global Equity Fund           50,000,000       50,000,000
         ESC Strategic Growth Fund                  50,000,000       50,000,000
         ESC Strategic Small Cap Fund               50,000,000       50,000,000
         ESC Strategic Income Fund                  50,000,000       50,000,000
         ESC Strategic Value Fund                   50,000,000       50,000,000
         ESC Strategic Asset
             Preservation Fund                      50,000,000 (no class
                                                           designation)



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         SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to changes expressly permitted by Section 2-605 of Title 2 of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders (i.e., a change in name or designation of a class with no change in the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the class), and the Corporation is registered as an open-end company under the Investment Company Act of 1940.

                  The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

                  IN WITNESS WHEREOF, ESC Strategic Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its President, William Howard Cammack, Sr. and attested by its Assistant Secretary, John L. McAllister, on the _____ day of ________________, 1997.

ATTEST:                                     ESC STRATEGIC FUNDS, INC.


_______________________                     By:  ________________________(SEAL)
John L. McAllister                               William Howard Cammack, Sr.
Senior Vice President                            Senior Vice President
  and Secretary


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